UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2025

BERKSHIRE HILLS BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

60 State Street, Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 773-5601, ext. 133773

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BHLB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

As previously disclosed on December 16, 2024, Berkshire Hills Bancorp, Inc., a Delaware corporation (“Berkshire”), Commerce Acquisition Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Berkshire (“Merger Sub”) and Brookline Bancorp, Inc., a Delaware corporation (“Brookline”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Brookline, with Brookline as the surviving entity (the “Merger”), and immediately following the Merger, Brookline will merge with and into Berkshire, with Berkshire as the surviving entity (the “Holdco Merger”). The Merger Agreement further provides that immediately following the Merger, Berkshire Bank, a Massachusetts trust company and a wholly owned subsidiary of Berkshire, Bank Rhode Island, a Rhode Island-chartered bank and a wholly owned subsidiary of Brookline, and PCSB Bank, a New York savings bank and a wholly owned subsidiary of Brookline, each will merge with and into Brookline Bank, a Massachusetts trust company and a wholly owned subsidiary of Brookline, with Brookline Bank as the surviving bank (the “Bank Mergers” and, together with the Merger and the Holdco Merger, the “Proposed Transaction”).

In connection with the Proposed Transaction, Berkshire filed with the Securities and Exchange Commission (the “SEC”) on March 24, 2025 a registration statement on Form S-4 containing a joint proxy statement/prospectus, as amended, and Brookline filed a definitive proxy statement and Berkshire filed a definitive proxy statement/prospectus with the SEC, dated April 8, 2025 (collectively, the “joint proxy statement/prospectus”), with respect to the annual meeting of the Berkshire stockholders and the special meeting of the Brookline stockholders scheduled to be held on May 21, 2025, respectively. Berkshire and Brookline first mailed the joint proxy statement/prospectus to their respective stockholders on or about April 15, 2025.

In connection with the Proposed Transaction, from April 12, 2025 to May 8, 2025, Berkshire received four demand letters and Brookline received nine demand letters from purported Berkshire and Brookline stockholders, respectively (“Demand Letters”), alleging that the joint proxy statement/prospectus omits material information in violation of federal securities laws and state law disclosure requirements and demanding that Berkshire and Brookline provide additional disclosures in an amendment or supplement to the joint proxy statement/prospectus. In addition, on April 29, 2025, a purported individual shareholder of Brookline filed a complaint in New York state court, captioned James Walsh v. Brookline Bancorp, Inc., et al., No. 652657/2025 (N.Y. Sup. Ct., N.Y. Cnty.), naming as defendants Brookline and each member of the Brookline board of directors as of the date of the Merger Agreement (“Walsh”). On April 30, 2025, an additional case was filed by a purported individual shareholder of Brookline in the same court against the same defendants, captioned Joseph Clark v. Brookline Bancorp, Inc., et al., No. 652677/2025 (N.Y. Sup. Ct., N.Y. Cnty.) (“Clark”). The Walsh and Clark cases, and any similar subsequently filed cases involving Brookline, Berkshire, their respective boards of directors, or any committee thereof and/or any of Brookline’s or Berkshire’s directors or officers relating directly or indirectly to the Merger Agreement, the Merger, the Proposed Transaction, or any related transaction, are referred to as the “Merger Litigations.” The Merger Litigations filed to date generally allege that the joint proxy statement/prospectus omits material information and assert claims for negligent misrepresentation and concealment and negligence under New York common law. The Merger Litigations seek, among other things, an injunction enjoining consummation of the Proposed Transaction, rescission of the Proposed Transaction, costs of the actions, including attorneys’ fees and experts’ fees and expenses, and any other relief the court may deem just and proper. It is possible additional demand letters may be received or additional Merger Litigations may be filed arising out of the Proposed Transaction between May 9, 2025 and consummation of the Proposed Transaction. Brookline and Berkshire cannot predict the outcome of or estimate the possible loss or range of loss from the Merger Litigations. Absent new or significantly different allegations, Berkshire and Brookline will not necessarily disclose such additional demand letters or filings.

Berkshire and Brookline deny all allegations in the Merger Litigations and the Demand Letters and believe that no additional disclosure is required in the joint proxy statement/prospectus. However, in order to moot the disclosures claims, avoid nuisance, cost and distraction, and with the goal of precluding any effort to delay their respective meetings of stockholders or the closing of the Proposed Transaction, Berkshire and Brookline hereby make additional disclosures (the “Supplemental Disclosures”) to supplement the disclosures contained in the joint proxy statement/prospectus. Berkshire, the Berkshire board of directors, Brookline, and the Brookline board of directors deny that they have violated any laws or breached any duties to their shareholders in connection with the joint proxy statement/prospectus, and none of the Supplemental Disclosures nor any other disclosure in this Current Report on Form 8-K should be construed as an admission of the legal necessity or materiality under applicable laws of any Supplemental Disclosures. This decision to make the Supplemental Disclosures will not affect the merger consideration to be paid in connection with the Proposed Transaction or the timing of their respective meetings of Berkshire’s stockholders and Brookline’s stockholders. The Supplemental Disclosures are included below and should be read in conjunction with the joint proxy statement/prospectus.

SUPPLEMENTAL DISCLOSURES TO THE JOINT PROXY STATEMENT/PROSPECTUS

The following supplemental disclosures supplement the joint proxy statement/prospectus filed with the SEC on April 8, 2025, and first mailed to stockholders of Berkshire and Brookline as of April 15, 2025, and should be read in connection with the joint proxy statement/prospectus, which should be read in its entirety and is available free of charge on the SEC’s website at http://www.sec.gov. Page number references below are to page numbers in the Joint proxy statement/prospectus, and capitalized terms used but not defined herein have the meanings set forth in the joint proxy statement/prospectus. To the extent the information in the supplemental disclosures differs from or conflicts with the information contained in the joint proxy statement/prospectus, the information set forth in the supplemental disclosures shall be deemed to supersede the respective information in the joint proxy statement/prospectus. Underlined text shows text being added to a referenced disclosure in the joint proxy statement/prospectus, and deleted text is stricken through.

The disclosure under the heading “DESCRIPTION OF THE MERGERS – Background of the Mergers” is hereby supplemented by amending and restating the first full paragraph of page 68 of the Joint Proxy Statement/Prospectus as follows:

On May 20, 2024, the Berkshire board held a special meeting at which the third-party investment banking firm and management presented a more detailed analysis in response to the Berkshire board’s request for additional review and evaluation. At such meeting, the Berkshire board concluded that a transaction combining Berkshire and Brookline in a successfully executed merger of equals had the potential to produce compelling financial upside for the stockholders of Berkshire, and that a resulting entity combining the best aspects of both franchises with over $20 billion in assets would be favorably positioned to compete as a strong player in key northeast markets and better serve both companies’ clients and communities. The Berkshire board also determined that an appropriately structured merger of equals with Brookline would likely be able to produce better and more sustainable long-term financial results and increased stockholder value for Berkshire stockholders in comparison to Berkshire’s expected performance metrics and growth on a continuing stand-alone basis. The Berkshire board also considered that the other potential strategic partners discussed were only theoretical at this stage and were unlikely to be as advantageous of an operational and management fit as an appropriately structured merger of equals with Brookline would be. The third-party investment banking firm was not engaged to issue a fairness opinion in connection with the proposed merger.

The disclosure under the heading “DESCRIPTION OF THE MERGERS – Background of the Mergers” is hereby supplemented by amending and restating the second full paragraph of page 70 as follows:

On August 20, 2024, the Berkshire Special Committee engaged RP Financial, LC. to provide an independent contribution analysis to assist the Berkshire Special Committee in evaluating the merits of the potential merger of equals with Brookline. This contribution analysis was delivered to the Berkshire Special Committee on August 28, 2024, and was generally consistent with the contribution analysis provided to Berkshire by Raymond James. RP Financial, LC. was not engaged to issue a fairness opinion in connection with the proposed merger.

The disclosure under the heading “DESCRIPTION OF THE MERGERS – Background of the Mergers” is hereby supplemented by amending and restating the seventh full paragraph of page 70 as follows:

On October 18, 2024, members of the Berkshire Special Committee, Mr. Gray, Mr. Prescott, Mr. Perrault, Mr. Carlson, Mr. McCurdy, Mr. Meiklejohn, and representatives from Hovde and Raymond James met to discuss the potential transaction. After the Brookline management team and their representatives from Hovde left the meeting, the Berkshire Special Committee, as well as Mr. Gray, Mr. Prescott and representatives of Raymond James, met with representatives from Cobblestone Management LLC (“Cobblestone”), an independent third-party loan review firm, to discuss the results of their review and report of Brookline’s consolidated commercial and consumer loan portfolio and credit risk management processes across all of it subsidiary banks and special lending company. After the Cobblestone report, the Berkshire Special Committee continued meeting with Mr. Gray, Mr. Prescott and representatives of Raymond James, to further discuss the potential merger of equals with Brookline, including financial and operational efficiencies, targeted costs saves that could be achieved and where indicative pricing for the exchange ratio of Berkshire shares for Brookline shares might fall based on current market conditions, while still meeting Berkshire’s desired parameters for the earnback period for the proposed transaction. Cobblestone was not engaged to issue a fairness opinion in connection with the proposed merger.

The disclosure under the heading “DESCRIPTION OF THE MERGERS – Opinion of Brookline’s Financial Advisor - Selected Publicly Traded Companies Analysis” is hereby supplemented by adding the following paragraph after the chart on page 84 of the Joint Proxy Statement/Prospectus as follows:

The following table summarizes the relevant data items for each member of the peer group.

Balance Sheet (MRQ)	NBT Bancorp Inc.(2)	Dime Community Bancshares, Inc.	OceanFirst Financial Corp.	First Commonwealth Financial Corp.	Eagle Bancorp, Inc.	ConnectOne Bancorp, Inc.(2)	S&T Bancorp, Inc.	Flushing Financial Corporation	Univest Financial Corporation	Tompkins Financial Corporation
Total Assets ($000)	$13,839,552	$13,746,529	$13,488,483	$11,983,199	$11,285,052	$9,639,603	$9,583,947	$9,280,886	$8,205,737	$8,006,427
Loans/Deposits	85.5%	95.4%	99.2%	92.0%	93.3%	107.8%	100.4%	90.0%	98.2%	89.4%
Securities/Assets	17.7%	10.4%	16.2%	13.3%	21.6%	7.36%	10.8%	18.5%	6.51%	20.7%
Tangible Common Equity/Tangible Assets	8.36%	7.27%	8.67%	8.84%	10.90%	9.71%	10.90%	7.00%	8.71%	7.91%
Leverage Ratio	10.30%	8.76%	9.65%	10.30%	10.80%	11.10%	11.70%	7.91%	9.53%	9.19%
Common Equity Tier1 Ratio	11.9%	10.2%	11.3%	12.0%	14.3%	11.1%	14.4%	10.2%	10.9%	12.2%
Total Risk-based Capital Ratio	15.0%	14.8%	14.6%	14.5%	15.5%	14.3%	16.3%	14.2%	14.3%	13.2%
Income Analysis (MRQ)
Core Return on Average Assets	1.18%	0.39%	0.74%	1.12%	0.71%	0.71%	1.36%	0.39%	0.93%	0.94%
Core Return on Average Tangible Common Equity	14.7%	4.79%	8.54%	13.10%	7.26%	6.95%	14.10%	5.50%	10.90%	12.40%
Net Interest Margin	3.29%	2.51%	2.68%	3.58%	2.41%	2.68%	3.84%	2.10%	2.84%	2.80%
Efficiency Ratio	62.9%	65.6%	65.1%	56.7%	54.7%	57.3%	55.6%	74.2%	65.7%	64.8%
Fee Income/Operating Revenue	30.8%	8.7%	12.6%	20.2%	8.8%	6.0%	14.2%	12.1%	27.5%	30.5%
Non-interest Expense/Average Assets	2.81%	1.71%	1.85%	2.38%	1.41%	1.56%	2.30%	1.68%	2.43%	2.52%
Asset Quality (MRQ)
Nonperforming Assets/Assets	0.27%	0.36%	0.21%	0.64%	1.22%	0.53%	0.33%	0.59%	0.45%	0.78%
Loan Loss Reserve/Loans	1.21%	0.78%	0.69%	1.40%	1.40%	1.02%	1.36%	0.59%	1.28%	0.94%
Net Charge-offs/Average Loans	0.16%	0.15%	0.00%	0.39%	0.26%	0.17%	0.11%	0.18%	0.05%	0.06%
Pricing Metrics (12/13/2024)
Market Cap ($M)	$2,437.2	$1,498.3	$1,134.2	$1,863.1	$877.7	$993.3	$1,623.4	$438.6	$924.1	$1,100.1
Price/Tangible Book Value	216.8%	136.1%	100.7%	182.2%	71.6%	108.8%	162.5%	67.7%	132.3%	175.7%
Price/2024E EPS	17.6	x	22.9	x	12.2	x	13.1	x	15.3	x	15.1	x	12.6	x	19.5	x	13.2	x	16.3	x
Price/2025E EPS	15.2	x	12.3	x	12.0	x	12.8	x	12.6	x	11.6	x	14.0	x	13.7	x	13.9	x	14.8	x
Price/2026E EPS	12.4	x	8.7	x	9.5	x	11.7	x	10.1	x	8.3	x	13.2	x	10.5	x	11.8	x	12.4	x
Core Deposit Premium (1)	12.00%	3.47%	0.09%	9.57%	-4.72%	1.34%	9.34%	-3.04%	3.66%	8.06%
Dividend Yield	2.63%	2.89%	4.05%	2.85%	2.28%	2.76%	3.19%	5.1%	2.66%	3.26%

(1)	Core deposits are defined as total deposits less time deposits over $100,000. The core deposit premium is calculated by taking the stock price less tangible book value per share, divided by core deposits per share.

(2)	Not shown pro forma for recently announced acquisitions.

The disclosure under the heading “DESCRIPTION OF THE MERGERS – Opinion of Brookline’s Financial Advisor – Pro Forma Peer Analysis” is hereby supplemented by adding the following paragraph after the chart on page 87 of the Joint Proxy Statement/Prospectus as follows:

The following table summarizes the relevant data items for each member of the peer group.

Pricing Metrics (12/13/2024)	2026 Projected ROAA	2026 Projected ROAE	2026 Projected Efficiency Ratio	Price/Tangible Book Value	Price/2026E EPS
F.N.B. Corporation	1.20%	8.65%	53.1%	154.0%	9.69	x
Fulton Financial Corporation	1.09%	10.50%	59.9%	160.8%	10.4	x
Eastern Bankshares, Inc.	1.10%	7.03%	56.7%	147.5%	12.1	x
Provident Financial Services, Inc.	1.18%	10.50%	50.4%	149.0%	8.64	x
Customers Bancorp, Inc.	0.99%	11.30%	52.4%	101.0%	7.38	x
WSFS Financial Corporation	1.20%	8.60%	60.3%	202.9%	12.6	x
Independent Bank Corp.	1.29%	8.20%	52.1%	152.0%	9.93	x
Community Financial System, Inc.	1.45%	12.20%	60.2%	396.2%	14.2	x
NBT Bancorp Inc.	1.28%	11.10%	58.6%	216.8%	12.4	x

The disclosure under the heading “DESCRIPTION OF THE MERGERS – Opinion of Berkshire’s Financial Advisor - Material Financial Analyses” and the subheading “Selected Companies Analysis” is hereby amended by deleting the second paragraph and the list of Selected Companies for BHLB following the second paragraph of this subsection on page 96 of the Proxy Statement/Prospectus and replacing it with the following:

The selected companies for Berkshire (and respective financial and valuation metrics) that Raymond James deemed relevant include the following:

	Balance Sheet				Asset Quality		LTM Income Statement
		TCE /	Leverage	Loans /	LLRs /	NPAs /	Core	Core		Efficiency	Fee Income /
Selected Companies for Berkshire	Assets ($M)	TA	Ratio	Deposits	Loans	Assets	ROAA	ROAE	NIM	Ratio	Revenue
Independent Bank Corp.	19,408	10.7%	11.2%	93.0%	1.14%	0.54%	1.04%	6.9%	3.29%	56.8%	18.3%
Community Financial System, Inc.	16,405	5.7%	9.1%	76.1%	0.74%	0.40%	1.18%	11.3%	3.04%	63.6%	39.7%
NBT Bancorp Inc.	13,840	8.4%	10.3%	85.5%	1.21%	0.27%	1.07%	10.0%	3.19%	63.0%	30.2%
Dime Community Bancshares, Inc.	13,747	7.3%	8.8%	95.4%	0.78%	0.36%	0.48%	5.3%	2.35%	65.2%	9.6%
OceanFirst Financial Corp.	13,488	8.7%	9.7%	99.2%	0.69%	0.21%	0.77%	6.3%	2.74%	61.7%	10.7%
First Commonwealth Financial Corporation	11,983	8.8%	10.3%	92.0%	1.40%	0.64%	1.34%	11.7%	3.58%	54.5%	20.5%
Brookline Bancorp, Inc.	11,677	8.5%	9.1%	111.7%	1.31%	0.62%	0.70%	6.7%	3.07%	64.5%	7.6%
Eagle Bancorp, Inc.	11,285	10.9%	10.8%	93.3%	1.40%	1.22%	0.32%	3.2%	2.45%	51.9%	6.1%
ConnectOne Bancorp, Inc.	9,640	9.7%	11.1%	107.8%	1.02%	0.53%	0.77%	6.2%	2.68%	55.8%	6.1%
S&T Bancorp, Inc.	9,584	10.9%	11.7%	100.4%	1.36%	0.33%	1.42%	10.4%	3.86%	55.0%	14.7%
Flushing Financial Corporation	9,281	7.0%	7.9%	90.0%	0.59%	0.59%	0.30%	4.0%	2.12%	79.2%	10.3%
Amalgamated Financial Corp.	8,414	8.1%	8.6%	59.9%	1.34%	0.34%	1.20%	16.1%	3.45%	51.0%	9.6%
Univest Financial Corporation	8,206	8.7%	9.5%	98.2%	1.28%	0.45%	0.94%	8.8%	2.85%	66.3%	29.0%
Tompkins Financial Corporation	8,006	7.9%	9.2%	89.4%	0.94%	0.78%	0.86%	10.1%	2.77%	67.9%	29.3%

		Price /
Selected Companies for Berkshire	Price / TBV	LTM Core EPS		Price / 2025 EPS		Price / 2026 EPS
Independent Bank Corp.	152%	15.1	x	13.2	x	9.9	x
Community Financial System, Inc.	396%	19.0	x	16.9	x	13.9	x
NBT Bancorp Inc.	217%	17.1	x	15.1	x	12.2	x
Dime Community Bancshares, Inc.	136%	22.9	x	12.2	x	8.7	x
OceanFirst Financial Corp.	101%	11.3	x	12.0	x	9.5	x
First Commonwealth Financial Corporation	182%	12.0	x	13.0	x	11.7	x
Brookline Bancorp, Inc.	117%	14.0	x	11.6	x	9.7	x
Eagle Bancorp, Inc.	72%	21.9	x	11.9	x	9.7	x
ConnectOne Bancorp, Inc.	109%	14.4	x	11.8	x	8.5	x
S&T Bancorp, Inc.	162%	12.1	x	13.9	x	13.1	x
Flushing Financial Corporation	68%	16.9	x	12.3	x	8.6	x
Amalgamated Financial Corp.	157%	10.9	x	10.0	x	8.1	x
Univest Financial Corporation	132%	12.7	x	13.6	x	11.7	x
Tompkins Financial Corporation	176%	16.4	x	14.8	x	12.4	x

The selected companies for Brookline (and respective financial and valuation metrics) that Raymond James deemed relevant include the following:

	Balance Sheet				Asset Quality		LTM Income Statement
		TCE /	Leverage	Loans /	LLRs /	NPAs /	Core	Core		Efficiency	Fee Income /
Selected Companies for Brookline	Assets ($M)	TA	Ratio	Deposits	Loans	Assets	ROAA	ROAE	NIM	Ratio	Revenue
Independent Bank Corp.	19,408	10.7%	11.2%	93.0%	1.14%	0.54%	1.04%	6.9%	3.29%	56.8%	18.3%
Community Financial System, Inc.	16,405	5.7%	9.1%	76.1%	0.74%	0.40%	1.18%	11.3%	3.04%	63.6%	39.7%
NBT Bancorp Inc.	13,840	8.4%	10.3%	85.5%	1.21%	0.27%	1.07%	10.0%	3.19%	63.0%	30.2%
Dime Community Bancshares, Inc.	13,747	7.3%	8.8%	95.4%	0.78%	0.36%	0.48%	5.3%	2.35%	65.2%	9.6%
OceanFirst Financial Corp.	13,488	8.7%	9.7%	99.2%	0.69%	0.21%	0.77%	6.3%	2.74%	61.7%	10.7%
First Commonwealth Financial Corporation	11,983	8.8%	10.3%	92.0%	1.40%	0.64%	1.34%	11.7%	3.58%	54.5%	20.5%
Berkshire Hills Bancorp, Inc.	11,605	9.1%	9.9%	96.7%	1.21%	0.23%	0.80%	9.3%	3.21%	65.6%	17.4%
Eagle Bancorp, Inc.	11,285	10.9%	10.8%	93.3%	1.40%	1.22%	0.32%	3.2%	2.45%	51.9%	6.1%
ConnectOne Bancorp, Inc.	9,640	9.7%	11.1%	107.8%	1.02%	0.53%	0.77%	6.2%	2.68%	55.8%	6.1%
S&T Bancorp, Inc.	9,584	10.9%	11.7%	100.4%	1.36%	0.33%	1.42%	10.4%	3.86%	55.0%	14.7%
Flushing Financial Corporation	9,281	7.0%	7.9%	90.0%	0.59%	0.59%	0.30%	4.0%	2.12%	79.2%	10.3%
Amalgamated Financial Corp.	8,414	8.1%	8.6%	59.9%	1.34%	0.34%	1.20%	16.1%	3.45%	51.0%	9.6%
Univest Financial Corporation	8,206	8.7%	9.5%	98.2%	1.28%	0.45%	0.94%	8.8%	2.85%	66.3%	29.0%
Tompkins Financial Corporation	8,006	7.9%	9.2%	89.4%	0.94%	0.78%	0.86%	10.1%	2.77%	67.9%	29.3%

		Price /
Selected Companies for Brookline	Price / TBV	LTM Core EPS		Price / 2025 EPS		Price / 2026 EPS
Independent Bank Corp.	152%	15.1	x	13.2	x	9.9	x
Community Financial System, Inc.	396%	19.0	x	16.9	x	13.9	x
NBT Bancorp Inc.	217%	17.1	x	15.1	x	12.2	x
Dime Community Bancshares, Inc.	136%	22.9	x	12.2	x	8.7	x
OceanFirst Financial Corp.	101%	11.3	x	12.0	x	9.5	x
First Commonwealth Financial Corporation	182%	12.0	x	13.0	x	11.7	x
Berkshire Hills Bancorp, Inc.	123%	14.0	x	12.6	x	11.0	x
Eagle Bancorp, Inc.	72%	21.9	x	11.9	x	9.7	x
ConnectOne Bancorp, Inc.	109%	14.4	x	11.8	x	8.5	x
S&T Bancorp, Inc.	162%	12.1	x	13.9	x	13.1	x
Flushing Financial Corporation	68%	16.9	x	12.3	x	8.6	x
Amalgamated Financial Corp.	157%	10.9	x	10.0	x	8.1	x
Univest Financial Corporation	132%	12.7	x	13.6	x	11.7	x
Tompkins Financial Corporation	176%	16.4	x	14.8	x	12.4	x

The disclosure under the heading “DESCRIPTION OF THE MERGERS – Opinion of Berkshire’s Financial Advisor - Material Financial Analyses” and the subheading “Discounted Cash Flow Analysis” is hereby amended by deleting and replacing the first paragraph of this subsection on page 97 of the Proxy Statement/Prospectus with the following:

Raymond James performed a discounted cash flow analysis of Berkshire and Brookline based on the Projections. Consistent with the periods included in the Projections, Raymond James used estimated calendar year 2029 as the final year for the analysis and applied multiples, ranging from 11.0x to 15.0x for Berkshire and Brookline, which range was selected based on Raymond James’s professional judgement and industry experience, to estimated calendar year 2029 adjusted earnings of $117.7 million for Berkshire and $119.5 million for Brookline, each of which were based on the Projections. For purposes of the discounted cash flow analysis, Raymond James assumed, at the direction of Berkshire, that Berkshire had 43.2 million diluted shares outstanding and that Brookline had 90.0 million diluted shares outstanding. For both Berkshire and Brookline, Raymond James used discount rates ranging from 10.6% to 12.6%. The discount rate ranges were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Berkshire or Brookline common stock and were selected by Raymond James based on factors Raymond James considered appropriate based on its professional judgement and industry experience, which included, among other things, risk-free rate, equity risk premium, levered beta and size premium. Raymond James reviewed the ranges of implied per share values indicated by the discounted cash flow analysis for each of Berkshire and Brookline and calculated a range of implied exchange ratios by dividing the maximum implied per share value of Brookline common stock by the minimum implied per share value of Berkshire common stock to calculate the maximum implied exchange ratio, and by dividing the minimum implied per share value of Brookline common stock by the maximum implied per share value of Berkshire common stock to calculate the minimum implied exchange ratio. The results of the discounted cash flow analysis are summarized in the table below:

The disclosure under the heading “DESCRIPTION OF THE MERGERS – Opinion of Berkshire’s Financial Advisor - Material Financial Analyses” and the subheading “Pro Forma Discounted Cash Flow Analysis” is hereby amended by deleting and replacing the first paragraph of this subsection beginning on page 98 of the Proxy Statement/Prospectus with the following:

Raymond James performed a discounted cash flow analysis to estimate an illustrative range for the implied equity value of the pro forma combined company, taking into account the Pro Forma Financial Adjustments. In this analysis, Raymond James used the Projections for Berkshire and Brookline and the Pro Forma Financial Adjustments. Consistent with the periods included in the Projections, Raymond James used estimated calendar year 2029 as the final year for the analysis and applied multiples ranging from 10.5x to 14.5x, which range was selected based on Raymond James’s professional judgement and industry experience, to the pro forma combined company’s estimated calendar year 2029 adjusted earnings of $293.0 million, which was based on the Projections and the Pro Forma Financial Adjustments, to derive a range of estimated terminal values for the combined company. For purposes of the pro forma discounted cash flow analysis, Raymond James assumed, at the direction of Berkshire, that the pro forma combined company had 84.4 million diluted shares outstanding. Raymond James used discount rates ranging from 10.4% to 12.4%. The discount rate range was chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of the pro forma combined company’s common stock and was selected by Raymond James based on factors Raymond James considered appropriate based on its professional judgement and industry experience, which included, among other things, risk-free rate, equity risk premium, levered beta and size premium. This discounted cash flow analysis resulted in an illustrative range of implied values per share for the pro forma combined company of $28.70 to $39.57.

The disclosure under the heading “DESCRIPTION OF THE MERGERS – Opinion of Berkshire’s Financial Advisor - Material Financial Analyses” and the subheading “Pro Forma Impact Analysis” is hereby amended by deleting and replacing the fifth sentence of the first paragraph of this subsection on page 98 of the Proxy Statement/Prospectus with the following:

A summary of the analysis is provided below.

				Accretion /
				(Dilution)
Projected per share impact	Berkshire	Brookline	Pro Forma	to Berkshire
2025 estimated earnings per share	$2.39	$1.08	$2.73	14.0%
2026 estimated earnings per share	$2.75	$1.29	$3.85	40.2%
9/30/2025 estimated tangible book value per share	$26.19	$11.32	$21.70	(17.2%)

The disclosure under the heading “DESCRIPTION OF THE MERGERS – Opinion of Berkshire’s Financial Advisor – Additional Considerations” is hereby amended by deleting and replacing the third sentence of the fourth paragraph of this section on page 99 of the Proxy Statement/Prospectus with the following:

In the two-year period preceding the date of its opinion letter, Raymond James engaged in certain fixed income trading activity with Berkshire Bank, a subsidiary of Berkshire, for which it received compensation of approximately $45 thousand.

Forward-looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of Berkshire and Brookline.

Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on Berkshire’s and Brookline’s current expectations and assumptions regarding Berkshire’s and Brookline’s businesses, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Any number of risks, uncertainties, or other factors could affect Berkshire’s or Brookline’s future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. Such risks and uncertainties include, among others: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the Merger Agreement; the outcome of any legal proceedings that may be instituted against Berkshire or Brookline; delays in completing the Proposed Transaction; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Proposed Transaction) or stockholder approvals, or to satisfy any of the other conditions to the Proposed Transaction on a timely basis or at all, including the ability of Berkshire and Brookline to meet expectations regarding the timing, completion and accounting and tax treatments of the Proposed Transaction; the possibility that the anticipated benefits of the Proposed Transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Berkshire and Brookline do business; the possibility that the Proposed Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the possibility that revenues following the Proposed Transaction may be lower than expected; the impact of certain restrictions during the pendency of the Proposed Transaction on the parties’ ability to pursue certain business opportunities and strategic transactions; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Proposed Transaction; the ability to complete the Proposed Transaction and integration of Berkshire and Brookline successfully; the dilution caused by Berkshire’s issuance of additional shares of its capital stock in connection with the Proposed Transaction; and the potential impact of general economic, political or market factors on the companies or the Proposed Transaction and other factors that may affect future results of Berkshire or Brookline. The foregoing list of factors is not exhaustive. Except to the extent required by applicable law or regulation, each of Berkshire and Brookline disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information regarding Berkshire, Brookline and factors which could affect the forward-looking statements contained herein can be found in Berkshire’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, its Quarterly Reports on Form 10-Q for the period ended March 31, 2025, and its other filings with the SEC, and in Brookline’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, its Quarterly Reports on Form 10-Q for the period ended March 31, 2025, and its other filings with the SEC. SEC filings are available free of charge on the SEC’s website at www.sec.gov. Annualized, proforma, projected, and estimated numbers in this document are used for illustrative purposes only, are not forecasts and may not reflect actual results.

No Offer or Solicitation

This communication is not a proxy statement or solicitation or a proxy, consent or authorization with respect to any securities or in respect of the Proposed Transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Berkshire, Brookline or the combined company, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be deemed to be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information About the Merger and Where to Find It

In connection with the Proposed Transaction, Berkshire filed a registration statement on Form S-4 with the SEC that includes a joint proxy statement of Brookline and Berkshire and a prospectus of Berkshire, which have been distributed to the stockholders of Brookline and Berkshire in connection with their votes on the merger of Brookline with and into Berkshire and the issuance of Berkshire Common Stock in the Proposed Transaction. INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER AND RELATED MATTERS. Investors and security holders will be able to obtain these documents, and any other documents Berkshire and Brookline have filed with the SEC, free of charge at the SEC’s website, www.sec.gov, or by accessing Berkshire’s website at www.berkshirebank.com under the “Investor Relations” link, or by accessing Brookline’s website at www.brooklinebancorp.com under the “SEC Filings” link. In addition, documents filed with the SEC by Berkshire or Brookline will be available free of charge by (1) writing Berkshire at 60 State Street, Boston, MA 02109, Attention: Wm. Gordon Prescott, General Counsel and Corporate Secretary or (2) writing Brookline at 131 Clarendon Street, Boston, MA 02116, Attention: Carl M. Carlson, Co-President and Chief Financial and Strategy Officer.

Participants in the Solicitation

The directors, executive officers and certain other members of management and employees of Berkshire may be deemed to be participants in the solicitation of proxies from the stockholders of Berkshire in connection with the Proposed Transaction. Information about Berkshire’s directors and executive officers is included in Berkshire’s Amendment No 1. to the Annual Report on Form 10-K, which was filed with the SEC on March 18, 2024.

The directors, executive officers and certain other members of management and employees of Brookline may also be deemed to be participants in the solicitation of proxies in connection with the Proposed Transaction from the stockholders of Brookline. Information about the directors and executive officers of Brookline is included in Brookline’s Amendment No 1. to the Annual Report on Form 10-K, which was filed with the SEC on March 18, 2024.

Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the Proposed Transaction. Free copies of this document may be obtained as described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.

DATE: May 9, 2025	By:	/s/ Wm. Gordon Prescott
Wm. Gordon Prescott Senior Executive Vice President and General Counsel